Exhibit 99.1

Contact:

Matt Coyle

VP, Investor Relations and Assistant Treasurer

617-235-6147

Argo Group Announces the Pricing of $125 Million Aggregate Principal Amount of Senior Notes

HAMILTON, Bermuda (BUSINESS WIRE)—Sep. 18, 2012— Argo Group International Holdings, Ltd. (NasdaqGS: AGII), announced today that $125 million aggregate principal amount of 6.50% Senior Notes due Sept. 15, 2042 have been priced for sale by its indirect wholly owned subsidiary, Argo Group US, Inc. Argo Group US, Inc. has granted the underwriters a 30-day option to purchase up to an additional $18.75 million aggregate principal amount of such Senior Notes to cover over-allotments, if any.

The Senior Notes are fully and unconditionally guaranteed by Argo Group International Holdings, Ltd. and are redeemable on or after Sept. 15, 2017, at 100% of their principal amount plus accrued and unpaid interest to the redemption date.

Argo Group intends to apply for listing of the Senior Notes on NASDAQ. If approved, we expect trading in the Senior Notes to begin within 30 days of issuance under the symbol “AGIIL.” Argo Group intends to use the net proceeds from the offering for the repurchase of outstanding trust preferred securities, but such proceeds may also be used for general corporate purposes, including the repayment of indebtedness.

This press release does not constitute an offer for sale of any securities. The Senior Notes may be offered only by means of a Prospectus Supplement and accompanying base Prospectus. Bank of America Merrill Lynch and Wells Fargo Securities, LLC acted as joint book-running managers for the offering. A copy of the Prospectus Supplement and accompanying base Prospectus relating to the offering may be obtained from:

•	Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, NY 10036, toll free number: 1-800-294-1322;

•	Wells Fargo Securities, LLC at 1525 West W.T. Harris Blvd., NC0675, Charlotte, NC 28262, Attn: Capital Markets Client Support, toll free number: 1-800-326-5897.

Argo House 110 Pitts Bay Road Pembroke, Bermuda HM08 www.argolimited.com	T 441 296 5858 F 441 296 6162

Argo Group Release

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NasdaqGS: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, International Specialty and Syndicate 1200. Argo Group’s insurance subsidiaries are A. M. Best-rated ‘A’ (Excellent) (third highest rating out of 16 rating classifications) with a stable outlook, and Argo’s U.S. insurance subsidiaries are Standard and Poor’s-rated ‘A-’ (Strong) with a stable outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group’s filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group’s objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE: Argo Group International Holdings, Ltd.

Argo Group International Holdings, Ltd.

Matt Coyle, 617-235-6147

VP, Investor Relations and Assistant Treasurer

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Argo House 110 Pitts Bay Road Pembroke, Bermuda HM08 www.argolimited.com	T 441 296 5858 F 441 296 6162